UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 1, 2011
Crestwood Midstream Partners LP
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33631	56-2639586
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

717 Texas Avenue
Suite 3150
Houston, TX	77002
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 519-2200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     Senior Notes
     On April 1, 2011 (the “Closing Date”), Crestwood Midstream Partners LP (“Crestwood” or the “Partnership”), a Delaware limited partnership, and Crestwood Midstream Finance Corporation, a Delaware corporation (the “Co-Issuer” and, together with the Partnership, the “Issuers”), completed a previously announced offering of $200 million aggregate principal amount of 7.75% Senior Notes due 2019 (the “Notes”). The Notes were issued at a price equal to 100% of their face value. The Notes were issued pursuant to the Indenture, dated April 1, 2011 (the “Indenture”), among the Issuers, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Partnership’s obligations under the Notes are guaranteed on an unsecured basis by certain of the Partnership’s current and future domestic subsidiaries (the “Guarantors”).
     The Partnership used the proceeds from the offering of the Notes to finance in part its acquisition of certain midstream assets in the Fayetteville Shale (the “Fayetteville assets”) and the Granite Wash plays (the “Granite Wash assets” and, together with the Fayetteville assets, the “Frontier Gas Acquisition”) from Frontier Gas Services, LLC (“Frontier”) and to pay fees and expenses in connection with the consummation of the Frontier Gas Acquisition.
     Pursuant to the Indenture, the Issuers issued and sold to certain initial purchasers $200 million aggregate principal amount of the Notes. The terms of the Indenture provide that, among other things, the Notes are general unsecured obligations of the Issuers, rank pari passu in right of payment with all existing and future unsecured senior liabilities of the Issuers and rank senior in right of payment to any future subordinated indebtedness of the Issuers. In addition, the Notes are structurally subordinated to the liabilities of the Issuers’ non-guarantor subsidiaries. The Guarantors have guaranteed the Issuers’ obligations under the Notes on a senior basis.
     Interest on the Notes accrues at a rate of 7.75% per annum. Interest on the Notes is payable in cash semiannually in arrears on April 1 and October 1 of each year, commencing on October 1, 2011.
     The Issuers may at their option redeem all or a portion of the Notes upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date, if redeemed during the 12-month period commencing on April 1 of the years set forth below:

Period	Redemption Price
2015	103.8750%
2016	101.9375%
2017 and thereafter	100.0000%
     Upon the occurrence of a change in control (as defined in the Indenture), each holder of the Notes may require the Partnership to repurchase all or a portion of the Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.
     The Indenture contains affirmative and negative covenants that, among other things, limit or restrict the Issuers’ ability (as well as those of certain of the Partnership’s subsidiaries) to: incur additional debt, provide guarantees and issue mandatorily redeemable preferred stock; make certain investments and other restricted payments, including the prepayment of certain indebtedness; create liens; create restrictions on distributions from restricted subsidiaries; engage in specified sales of assets and subsidiary stock; enter into transactions with affiliates; enter new lines of business and engage in consolidations, mergers and acquisitions.
     The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the Notes to be due and payable.
     In addition, on April 1, 2011, in connection with the issuance of the Notes, the Issuers and the Guarantors entered into a registration rights agreement (the “Notes Registration Rights Agreement”) with UBS Securities LLC, BNP Paribas Securities Corp.,

RBC Capital Markets, LLC and RBS Securities Inc., as the initial purchasers of the Notes, pursuant to which the Issuers and the Guarantors are obligated to effect an exchange offer for the Notes for registered securities having substantially identical terms to the Notes or, in the alternative, register the Notes for resale under the Securities Act of 1933, as amended (the “Securities Act”), subject to the terms and conditions therein specified, if, more than 400 days following the Closing Date any Notes are not freely transferable without volume restrictions by holders that are not affiliates of the Partnership in accordance with Rule 144 (or similar provisions then in force) under the Securities Act.
     The foregoing description of the Indenture, the Notes and the Notes Registration Rights Agreement set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the Indenture and Notes, a copy of which is attached hereto as Exhibit 4.1, and is incorporated herein by reference, and the Notes Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.3 and is incorporated herein by reference.
     Class C Unit Registration Rights Agreement
     In connection with the previously announced Class C Unit Purchase Agreement, dated February 18, 2011, between the Partnership and the purchasers named therein (the “Class C Unit Purchasers”), on April 1, 2011, the Partnership entered into a registration rights agreement, dated April 1, 2011, with the Class C Unit Purchasers (the “Class C Unit Registration Rights Agreement”). The Class C Registration Rights Agreement is more fully described in the information set forth in the Partnership’s Current Report on Form 8-K filed on February 22, 2011 under the heading “Unit Purchase Agreement—Registration Rights Agreement” in Item 1.01 and is incorporated into this Item 1.01 by reference. The full text of the Class C Unit Registration Rights Agreement is attached hereto as Exhibit 4.4, and is incorporated herein by reference.
     Joinder Agreement to Credit Facility
     On April 1, 2011, the Partnership entered into a Joinder Agreement pursuant to which the revolving commitment under that certain Credit Agreement, dated as of October 1, 2010 with the lenders party thereto, BNP Paribas as administrative agent and collateral agent, Banc of America Securities LLC, BNP Paribas Securities Corp. and RBC Capital Markets Corporation, as joint lead arrangers and joint bookrunners, Bank of America, N.A. and Royal Bank of Canada, as syndication agents, and UBS Securities LLC and The Royal Bank of Scotland PLC as co-documentation agents, was increased to $500.0 million from $400.0 million. The full text of the Joinder Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     Frontier Gas Acquisition
     On April 1, 2011, the Partnership completed the previously announced Frontier Gas Acquisition for a purchase price of approximately $338 million, with an additional $15 million to be paid to Frontier if certain operational objectives are met within six months of the Closing Date. The $338 million purchase price paid at closing was financed through a combination of equity and debt as described in this Current Report on Form 8-K.
     The information set forth in the Partnership’s Current Report on Form 8-K filed on February 22, 2011 under Item 1.01 “Entry Into a Material Definitive Agreement—Frontier Purchase and Sale Agreement” is incorporated herein by reference.
     As part of this Current Report on Form 8-K, the Partnership has included the final unaudited pro forma condensed consolidated financial statements as of and for the year ended December 31, 2011.
Item 3.02 Unregistered Sale of Equity Securities.
     On April 1, 2011, the Partnership issued 6,243,000 Class C Units (“Class C Units”) representing limited partner interests in the Partnership, in a private placement to the Class C Unit Purchasers. The negotiated purchase price for the Class C Units was $24.50 per unit, resulting in gross proceeds to the Partnership of approximately $153 million. The Partnership used the net proceeds from the private placement to finance in part the Frontier Gas Acquisition. The private placement of the Class C units pursuant to the Class C Unit Purchase Agreement was made in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(2) and Regulation D thereof.
     The information set forth in the Partnership’s Current Report on Form 8-K filed on February 22, 2011 under the heading “Unit Purchase Agreement” in Item 1.01 is incorporated into this Item 3.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On April 1, 2011, Crestwood Gas Services GP LLC (the “General Partner”), the general partner of the Partnership entered into the Second Amendment to the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amendment”), which became effective on April 1, 2011. The Amendment establishes the terms of the Class C Units, as more fully described in the information set forth in the Partnership’s Current Report on Form 8-K filed on February 22, 2011 under the heading “Unit Purchase Agreement—Amendment to the Partnership Agreement” in Item 1.01 and is incorporated into this Item 5.03 by reference. The foregoing description of the Amendment set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses to be acquired.

Audited financial statements of Frontier Gas Services, LLC as of December 31, 2010 and 2009, and for the years ended December 31, 2010, 2009, and 2008 are attached hereto as Exhibit 99.1, and are incorporated herein by reference.

(b)	Pro forma financial information.

The final unaudited pro forma condensed consolidated financial statements of the Crestwood Midstream Partners LP as of and for the year ended December 31, 2010 attached hereto as Exhibit 99.2, and are incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description

3.1	Second Amendment to Second Amended and Restated Agreement of Limited Partnership of Crestwood Midstream Partners LP dated as of April 1, 2011.
4.1	Indenture, dated April 1, 2011, among the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	Form of Note representing all 7.75% Senior Notes due 2019 (included in Exhibit 4.1).
4.3	Note Registration Rights Agreement, dated April 1, 2011, among the Issuers, the Guarantors and UBS Securities LLC, BNP Paribas Securities Corp., RBC Capital Markets, LLC and RBS Securities Inc., as the initial purchasers.
4.4	Class C Unit Registration Rights Agreement, dated April 1, 2011, by and between Crestwood Midstream Partners LP and the purchasers named therein.
10.1	Joinder Agreement, dated as of April 1, 2011, by and among RBC Capital Markets Corporation, UBS Securities LLC and Bank of America, N.A., and Crestwood Midstream Partners LP and BNP Paribas, as Administrative Agent, Swingline Lender and Issuing Bank
23.1	Consent of Grant Thornton LLP.
99.1	Audited financial statements of Frontier Gas Services, LLC as of December 31, 2010 and 2009, and for the years ended December 31, 2010, 2009 and 2008.
99.2	The final unaudited pro forma condensed consolidated financial statements of Crestwood Midstream Partners LP as of and for the year ended December 31, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP
	By:	Crestwood Gas Services GP LLC,
its General Partner

	By:	/s/ William G. Manias
William G. Manias
Dated April 5, 2011		Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Second Amendment to Second Amended and Restated Agreement of Limited Partnership of Crestwood Midstream Partners LP dated as of April 1, 2011.
4.1	Indenture, dated April 1, 2011, among the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	Form of Note representing all 7.75% Senior Notes due 2019 (included in Exhibit 4.1).
4.3	Note Registration Rights Agreement, dated April 1, 2011, among the Issuers, the Guarantors and UBS Securities LLC, BNP Paribas Securities Corp., RBC Capital Markets, LLC and RBS Securities Inc., as the initial purchasers.
4.4	Class C Unit Registration Rights Agreement, dated April 1, 2011, by and between Crestwood Midstream Partners LP and the purchasers named therein.
10.1	Joinder Agreement, dated as of April 1, 2011, by and among RBC Capital Markets Corporation, UBS Securities LLC and Bank of America, N.A., and Crestwood Midstream Partners LP and BNP Paribas, as Administrative Agent, Swingline Lender and Issuing Bank
23.1	Consent of Grant Thornton LLP.
99.1	Audited financial statements of Frontier Gas Services, LLC as of December 31, 2010 and 2009, and for the years ended December 31, 2010, 2009 and 2008.
99.2	The final unaudited pro forma condensed consolidated financial statements of Crestwood Midstream Partners LP as of and for the year ended December 31, 2010.